UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2017

Wincash Apolo Gold & Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-27791	98-0412805
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

20/F, EIB Centre, 40-44 Bonham Strand, Sheung Wan, Hong Kong

(Address of Principal Executive Offices) (Zip Code)

(852) 2516 5060

Registrant’s telephone number, including area code

(Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Effective September 20, 2017 the Company reports the appointment on Mr. Chow Wing Fai to the position of Director.

Chow Wing Fai: Director. Mr. Chow is a businessman and entrepreneur who has been involved with numerous ventures in both China/Hong Kong and UK over the past 20 years. In 1991, Mr. Chow attained a business administration degree from Coatbridge College in Glasgow, UK. Upon graduation, Mr. Chow was employed from August 1991 to June 2001 at the Catering & Beverage Management Institute of Coatbridge, starting as a management trainee and eventually attaining the position as Senior Purchasing Manager. After leaving his employment at the institute, Mr. Chow moved to Birmingham UK. From July 2001 to November 2011, Mr. Chow worked an external consultant on the management team of the Catering & Beverage industry Company in Birmingham. In February 2012, he established the Catering & Beverage Management Company Ltd. He currently serves as the company’s Chief Executive Officer and a Director. Mr. Chow travels to China and Hong Kong on a regular basis and has established a management team of Catering & Beverage agents throughout China and Hong Kong.

Item 9.01	Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Wincash Apolo Gold & Energy, Inc.

/s/ Tsap Wai Ping
Date: September 20, 2017	Tsap Wai Ping, President, Secretary, Director